Exhibit 32.1
Certification of Chief Executive Officer
of Citizens, Inc. Pursuant to 18 U.S.C. §1350
     I, Mark A. Oliver, certify that:
     In connection with the Amended Annual Report on Form 10-K/A of Citizens, Inc. (the “Company”) for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark A. Oliver, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark A. Oliver

Name: Mark A. Oliver
Title: Chief Executive Officer and President
Date: September 14, 2005